Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-282058) of Public Service Company of Oklahoma of our report dated February 12, 2026 relating to the financial statements Public Service Company of Oklahoma which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 12, 2026